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EXNIBIT 23.2

		      CONSENT OF ERNST & YOUNG LLP


		Consent of Independent Public Accountants




     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 29, 1998, included in Micros-to-Mainframes, Inc.'s Form 10-K for the year ended March 31, 1998, and to all references to our Firm included in this Registration Statement.




				    ERNST & YOUNG LLP



Stamford, Connecticut
February 11, 1999